UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 7, 2006

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-631-4420

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

Reference is made to the disclosure set forth under Item 3.03 below, which disclosure is incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

On February 7, 2006, Trinity Industries, Inc. (the "Company") notified TI Investments, LLC, as sole holder of the Company’s Series B Redeemable Convertible Preferred Stock, no par value (the "Convertible Preferred Stock"), that the Company was exercising its right to convert all 600 shares of the Convertible Preferred Stock into 2,671,415 shares of the Company’s common stock, $1.00 par value per share (the "Common Stock"), pursuant to the Certificate of Designations of the Convertible Preferred Stock of the Company, dated as of June 24, 2003. The Company designated February 17, 2006 as the mandatory conversion date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

February 9, 2006	By:	William A. McWhirter II

Name: William A. McWhirter II
Title: Vice President and Chief Financial Officer